Exhibit 21.01

CADENCE DESIGN SYSTEMS, INC.
SUBSIDIARIES OF THE REGISTRANT

The Registrant’s subsidiaries and the state or country in which each is incorporated or organized, are as follows:

849 College Avenue, Inc.	California, U.S.A.
Ambit Design Systems, Inc.	California, U.S.A.
Beijing Cadence Electronics Technology Co., Ltd.	China
Cadence China Ltd.	Hong Kong
Cadence Credit Corporation	Delaware, U.S.A.
Cadence Design Centre LLC	Russia
Cadence Design Foundry UK Ltd.	United Kingdom
Cadence Design Foundry, Inc.	Delaware, U.S.A.
Cadence Design Services Y.K.	Japan
Cadence Design Systems (Canada) Limited	Canada
Cadence Design Systems (Cyprus) Limited	Cyprus
Cadence Design Systems (India) Private Ltd.	India
Cadence Design Systems (Ireland) Limited	Ireland
Cadence Design Systems (Israel) Limited	Israel
Cadence Design Systems (Japan) B.V.	The Netherlands
Cadence Design Systems (S) Pte Ltd.	Singapore
Cadence Design Systems (Taiwan) B.V.	The Netherlands
Cadence Design Systems AB	Sweden
Cadence Design Systems Asia Ltd.	Hong Kong
Cadence Design Systems B.V.	The Netherlands
Cadence Design Systems Business Services LLC	Hungary
Cadence Design Systems GmbH	Germany
Cadence Design Systems IB.V.	The Netherlands
Cadence Design Systems Limited	United Kingdom
Cadence Design Systems S.A.S.	France
Cadence Design Systems S.r.l.	Italy
Cadence Group	Ireland
Cadence International Sales Corporation	U.S. Virgin Islands
Cadence Korea Ltd.	Korea
Cadence Netherlands B.V.	The Netherlands
Cadence Nippon Finance, LLC	Delaware, U.S.A.
Cadence Receivables Consolidation Corporation	Delaware, U.S.A.
Cadence Receivables Credit YK	Japan
Cadence Taiwan, Inc.	Taiwan
Cadence Technology Limited	Ireland
Castlewilder	Ireland
Celestry Design Technologies (Taiwan) Co., Ltd.	Taiwan
Celestry Design Technologies GmbH	Germany
Celestry Design Technologies, Inc.	California, U.S.A.

Daffodil Acquisition II, Inc.	Delaware, U.S.A.
Daffodil Acquisition, Inc.	Delaware, U.S.A.
eTop Design Technology, Inc.	California, U.S.A.
Get2Chip.com GmbH	Germany
Get2Chip.com, Inc.	California, U.S.A.
Hyssington Ltd.	Ireland
JTA Research Incorporated	California, U.S.A.
K2 Technologies, Inc.	Utah, U.S.A.
Neolinear, Inc.	Delaware, U.S.A.
Neolinear, Ltd.	United Kingdom
OrCAD, Inc.	Delaware, U.S.A.
QDA, Inc.	California, U.S.A.
Quickturn Design Systems GmbH	Germany
Quickturn Design Systems, Inc.	Delaware, U.S.A.
River Oak Place Associates	California, U.S.A.
Scioto River Ltd.	Israel
Seely Properties, Inc.	California, U.S.A.
Silicon Perspective Corporation-Canada	Canada
Silicon Perspective S.A.R.L.	France
Simplex Solutions GmbH	Germany
Simplex Solutions Ltd.	Israel
Simplex Solutions UK Ltd.	United Kingdom
SpinCircuit India	India
SpinCircuit, Inc.	Delaware, U.S.A.
Symbionics Group Limited	United Kingdom
Synthesia AB	Sweden
Tality Canada Corporation	Canada
Tality India Services Private Ltd.	India
Verplex (Israel) Ltd.	Israel
Verplex Systems GmbH	Germany
Verplex Systems Limited	United Kingdom
Verplex Systems, Inc.	California, U.S.A.